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                                                                    Exhibit 99.2


                                                        INTERNAL MEMORANDUM

                                                        DATE: September 14, 2005

TO:               All Delta Employees

FROM:             Jerry Grinstein, Chief Executive Officer

SUBJECT:          DELTA'S FINANCIAL REORGANIZATION UNDER CHAPTER 11

At the unanimous direction of Delta's Board of Directors, our company took a necessary and responsible step to secure Delta's future by voluntarily filing to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The decision to file allows us to address the company's financial challenges immediately and in the short-term, while continuing our work together to position this great company for the long-term.

It is important for everyone to know that Delta is open for business as usual. Delta will continue to provide superior customer service, and we plan to:


o provide employee wages, healthcare coverage, vacation, sick leave and similar benefits without interruption;
o       fly our full schedules;
o       honor tickets and reservations, and make refunds and exchanges as usual;
o       maintain our award-winning SkyMiles and other customer service programs;
        and
o pay our suppliers for goods and services we receive during our reorganization.


As always, our passengers can count on us for their business and leisure travel. Our cargo customers can depend on their shipments arriving when and where they need to be. With your help, our customers will see no change in the airline they depend on. And, knowing Delta people, I am confident our customer focus - the hallmark of our airline - will be stronger than ever.

So why did we voluntarily decide to restructure through the courts now, when we have worked so hard for so long to recover on our own? Simply put, persistent record-high fuel prices and the aggressive pricing pressures brought on by low-cost carriers (LCCs) intent on beating us outpaced and masked the significant progress we've made with our Transformation Plan. Despite everyone's sacrifice and the significant improvements we are making together, unless we took this step we soon would no longer have had enough cash to run our operation, pay our bills and protect our assets.

In many ways, the Chapter 11 process is beneficial to us. The process lets us continue normal business operations while we restructure our debt and other obligations, and involves other Delta stakeholders in ways that otherwise would not have been available to us. In light of our current financial situation, it is the path Delta needs to take to survive now and become a competitive force and a strong company in the future. Make no mistake; this is exactly what we intend to do.

We have come a very long way since our restructuring efforts began in 2001. Boldly and innovatively, and in the overall context of our comprehensive Transformation Plan, we have undertaken cost-cutting initiatives and massive network, scheduling and operational improvements - without adversely impacting


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Delta's Financial Reorganization under Chapter 11
September 14, 2005
Page 2



our revenue-generating ability or our renowned customer service - a feat few have attempted and even fewer thought possible. Remarkably, Delta people have implemented initiatives to achieve approximately 85 PERCENT of our targeted benefits, and are AHEAD OF SCHEDULE to meet our goal of delivering $5 billion per year in financial benefits by the end of 2006 as compared to 2002.

In what is an enormous testament to Delta people and their strong commitment to customer service, during this same period of intense transformation, Delta was selected "Most Preferred" by business travelers*, our SkyMiles program was voted best in a survey by TRAVEL SAVVY magazine, and our self-service kiosks were singled out as tops in the industry by an independent research firm.

Though our efforts couldn't overcome the unpredicted and unprecedented cost of fuel and the cost pressures brought on by LCCs, which compete with us for more than 70 percent of our domestic revenues, our Transformation Plan IS on track and delivering its targeted benefits, and our customer service has improved dramatically. Thanks to everyone's sacrifice and tremendous effort, we have achieved a great deal in which we can and should take much pride.

To further underscore confidence in our progress, our people and our plan going forward, Delta recently obtained from a group of lenders significant debtor-in-possession financing commitments. This financing is necessary to help support our business during the Chapter 11 process, and would not have been made available to us unless the lenders believed our plan is viable and that we can execute it. We are hopeful of finalizing and receiving bankruptcy court approval of this financing very shortly.

As we deal with our financial challenges, it is important to keep in mind that Delta - the world's second-largest passenger airline, the leading U.S. carrier across the Atlantic and the third largest carrier to Latin America - has formidable strengths: Delta people and the customer loyalty their superior service inspires; the significant network advantages derived from the world's largest hub supported by our Cincinnati, Salt Lake City and New York-JFK hubs and many focus cities; Song - our award-winning, low-fare air service; and Delta's cutting-edge, passenger-friendly technology are but a few of our distinguishing assets.

And yet, as other airlines' Chapter 11 experiences have shown, restructuring will not be painless. There is no question that there will be additional hardship before we begin to see improvement, and that is why we are determined to move forward together fairly and equitably. As Delta becomes a leaner, more productive company that can provide stable and rewarding opportunities for its people in the long-term, much more change and sacrifice will be required in the near-term. Our financial condition has reached a point where further job reductions and changes to pay and benefits - coupled with the substantial network and operational improvements and contributions from many other Delta stakeholders - are necessary to help save our company.

Understandably, in view of our circumstances, people also are concerned about their pensions. Delta has been doing everything it can, within the bounds of what it can afford, to continue to provide its active and retired Delta people with already earned qualified retirement plan benefits. Given our financial situation and the need to preserve as much cash as possible for our operations, we do not plan to make the qualified defined benefit pension funding contributions soon due. Neither filing for Chapter 11 nor missing contributions means that our qualified plans stop paying monthly retirement benefits or that we have initiated the process to terminate the plans. Nor does either action mean we have stopped pursuing pension reform legislation that might make the pension plans more affordable.



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Delta's Financial Reorganization under Chapter 11
September 14, 2005
Page 3



But to be clear, there can be no guarantees - even with pension reform - because of growing financial pressures. Low-cost carriers do not provide defined benefit plans, and network carriers restructuring through the bankruptcy process have transferred their defined benefit pension plans to the Pension Benefit Guaranty Corporation. Ultimately, what we can afford in the future airline business environment, as well as the nature of any legislation, will determine what is possible.

Given these hard truths, it is important that you know we want to recognize your sacrifice and commitment. Any changes in pay and benefits will be in the context of a comprehensive business plan that is equitable and involves other Delta stakeholders, and that provides you with an opportunity to share in any success you help make possible through an enhanced Shared Rewards program. By tying our compensation more closely to our company's performance, Delta people at every level and across all work groups will have a greater ability than they do now to benefit from the company's financial recovery and operational excellence.

We will provide you with more detail as soon as we can - possibly as early as next week - because we want you to be able to make career decisions and future life plans with confidence and the best information available.

There have been other difficult times in Delta's history, and the company has always turned to its people to ensure safety, to provide quality passenger service and to go the extra mile. I am confident that this will be no exception, and just like in the past, Delta people will set a new standard of excellence for the future.

As Delta rises to meet new challenges, I am certain some things will never change. Our resolve to keep flying while upholding the highest standards of safety and service will not falter. Our commitment to the principle that Delta people will share in any success their sacrifice helps make possible will not waver. Our gratitude for the loyalty of our customers and the support of the communities we serve will not subside. And, our pride in this great company and in one another will not be shaken. Together, we will show the world a different way - the Delta way.

                                                 /s/ Jerry Grinstein
                                                     Jerry Grinstein